For release on October 17, 2001

Contacts
Robert W. DeCook, CEO
or
Vicki Hladik, Controller
(641)673-8328


               Horizon Financial Services Corporation Reports Net
                  Earnings for its First Quarter of Fiscal 2002


Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq-Bulletin Board
(HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $241,830 or $.32 per share, fully diluted, for the quarter ended September 30, 2001, compared to net earnings of $164,192 or $.19 per share, fully diluted, for the quarter ended September 30, 2000.

The forty-seven percent increase in net earnings for the quarter is primarily attributable to increases in both net interest income and non-interest income. Net interest income increased $39,000 to $725,000 for the current quarter as compared to $686,000 for the quarter ended September 30, 2000, largely the result of reduced interest paid on deposits and FHLB advances. Non-interest income increased $86,065 to $203,000 for the three month period ended September 30, 2001, as compared to $117,000 for the same period ended September 30, 2000 as a result of a $20,000 increase in fees, commissions, and service charges received on fee-based accounts and a $66,000 increase in gain on the sale of available-for-sale securities. "I am very pleased that both core earnings and non-interest income improved to produce an annualized 11 percent return on equity," stated Robert DeCook, Chief Executive Officer.

At September 30, 2001, Horizon Financial Services Corporation had assets of $88.7 million, compared to $89.4 million at June 30, 2001, and stockholders' equity of $8.7 million, compared to $8.4 million at June 30, 2001. At September 30, 2001, total deposits stood at $70.4 million, compared to $69.9 million at June 30, 2001. Horizon Financial Services Corporation and its subsidiary, Horizon Federal, provide a wide range of financial products and services through three offices in two counties in southeast Iowa.

                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward- looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

             HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARIES
                           Consolidated Balance Sheets

                                                                            September 30,               June 30,
                                                                                 2001                     2001
                                                                        --------------------      --------------------
                                                                            (Unaudited)
Assets
------

Cash and cash equivalents                                                        $ 4,818,988               $ 5,591,526
Securities available-for-sale                                                     14,961,394                15,525,117
Loans receivable, net                                                             65,986,625                65,445,714
Real estate                                                                          351,925                   280,458
Stock in Federal Home Loan Bank, at cost                                             480,100                   480,100
Office property and equipment, net                                                 1,260,161                 1,253,741
Accrued interest receivable                                                          746,079                   682,183
Deferred tax asset                                                                    61,600                    85,550
Prepaid expenses and other assets                                                     75,463                    71,499
                                                                        --------------------      --------------------

          Total assets                                                           $88,742,335               $89,415,888
                                                                        ====================      ====================


Liabilities and Stockholders' Equity

Deposits                                                                          70,373,596                69,871,926
Advances from Federal Home Loan Bank                                               8,586,969                 9,592,627
Advance payments by borrowers for taxes and insurance                                 15,371                   393,550
Accrued income taxes                                                                 250,994                   191,603
Accrued expenses and other liabilities                                               821,160                   919,996
                                                                        --------------------      --------------------

          Total liabilities                                                       80,048,090                80,969,702
                                                                        --------------------      --------------------


Stockholders' equity
Preferred stock, $.01 par value,
      authorized 250,000 shares, none issued                                        - - -                     - - -
Common stock, $.01 par value, 1,500,000 shares
      authorized, 1,046,198 issued                                                    10,462                    10,462
Additional paid-in capital                                                         5,022,511                 5,022,511
Retained earnings, substantially restricted                                        5,773,808                 5,565,793
Treasury stock, at cost, 294,736 shares                                          (2,129,894)               (2,129,894)
Accumulated other comprehensive income (loss) - net
      unrealized gain (loss) on securities available-for-sale                         17,358                  (22,686)
                                                                        --------------------      --------------------

          Total stockholders' equity                                               8,694,245                 8,446,186
                                                                        --------------------      --------------------

Total liabilities and stockholders' equity                                       $88,742,335               $89,415,888
                                                                        ====================      ====================

             HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARIES
                      Consolidated Statements of Operations



                                                                                Three Months Ended
                                                                                   September 30,

                                                                       2001                             2000
                                                                       ----                             ----
                                                                    (Unaudited)                      (Unaudited)
Interest income:
   Interest on loans                                                     $1,364,367                       $1,357,163
   Interest on securities available-for-sale                                205,667                          257,139
   Other investment income                                                   37,464                           17,873
                                                               --------------------             --------------------

      Total interest income                                               1,607,498                        1,632,175
                                                               --------------------             --------------------

Interest expense:
   Interest on deposits                                                     762,393                          807,016
   Interest on FHLB advances and other
    borrowings                                                              120,115                          139,580
                                                               --------------------             --------------------

      Total interest expense                                                882,508                          946,596
                                                               --------------------             --------------------

      Net interest income                                                   724,990                          685,579

Provision for losses on loans                                                29,000                           24,000
                                                               --------------------             --------------------

      Net interest income after provision
      for losses on loans                                                   695,990                          661,579
                                                               --------------------             --------------------

Non-interest income:
   Fees, service charges and commissions                                    173,861                          153,780
   Gain (loss) on sale of securities, net                                    29,634                         (36,350)
                                                               --------------------             --------------------

      Total non-interest income                                             203,495                          117,430
                                                               --------------------             --------------------

Non-interest expense:
   Compensation, payroll taxes, and
      employee benefits                                                     296,245                          298,568
   Advertising                                                               14,723                           14,401
   Office property and equipment                                             65,417                           84,785
   Federal insurance premiums                                                 8,733                            7,893
   Data processing services                                                  44,192                           42,715
   Other real estate                                                          7,081                            2,446
   Other                                                                    102,064                           76,509
                                                               --------------------             --------------------

      Total non-interest expense                                            538,455                          527,317
                                                               --------------------             --------------------

      Earnings before taxes on income                                       361,030                          251,692

Taxes on earnings                                                           119,200                           87,500
                                                               --------------------             --------------------

      Net earnings                                                         $241,830                         $164,192
                                                               ====================             ====================

Basic and diluted earnings per common share                                   $0.32                            $0.19
                                                               ====================             ====================